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                                                                    EXHIBIT 23.1

                              POLLET & RICHARDSON
                               a Law Corporation
                             10900 Wilshire Blvd.
                                   Suite 500
                         Los Angeles, California 90024
                              Tel (310) 208-1183
                              Fax (310) 208-1154



                                 July 6, 2000

Cell Robotics International, Inc.
2715 Broadbent Parkway, N.E.
Albuquerque, New Mexico 87107


      Re:    Cell Robotics International, Inc.
             Registration Statement on Form SB-2
             -----------------------------------

Ladies and Gentlemen:

      We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Form SB-2 Registration Statement to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, by Cell Robotics International, Inc., a Colorado corporation, as proposed and more fully described in such Registration Statement.

      We further consent to the reference in such Registration Statement to our having given such opinions.


POLLET & RICHARDSON
a Law Corporation